Exhibit 99.1

Super League Announces Sale of Minehut Business Unit to GamerSafer

~ Streamlines the Strategic Focus of Super League ~

SANTA MONICA, Calif., Feb. 29, 2024 (GLOBE NEWSWIRE) -- Super League (Nasdaq: SLE) (the “Company”), a leading creator and publisher of content experiences and media solutions across the world’s largest immersive platforms, announced today it has sold its Minehut business unit to GamerSafer, a security and online gamer experience startup. The Board of Directors of both Super League and GamerSafer have approved the transaction, which is now complete.

The transaction allows Super League to streamline its position in partnering with major brands to build, market, and operate 3D experiences across multiple immersive platforms, including open gaming powerhouses like Minecraft, and aligns with the Company’s judicious cost improvement initiative. The two companies will maintain a commercial relationship which ensures that Minehut can remain an ongoing destination available to Super League’s partners. GamerSafer is committed to sustaining and growing Minehut which affirms the community's status as a highly desirable media property.

“We are pleased with the sale of the Minehut business to GamerSafer, a company committed to growing the business globally,” said Super League Chair and CEO Ann Hand. “Minehut is a vibrant online community of players and servers and is in great hands with GamerSafer. As a commercial partner, we look forward to observing GamerSafer’s continued success.”

“Great online gaming experiences result from a combination of user-generated content and player safety. Minehut, powered by GamerSafer safety tech and partnering with Super League, brings even more value to the community and brands,” said GamerSafer Co-founder and CEO, Rodrigo Tamellini. “Additionally, Minehut synergizes with our deep commitment to the Minecraft ecosystem, as evidenced by the official Minecraft server list built in partnership with Mojang Studios and many other projects we’ve released over the years with the Minecraft community.”

About Super League

Super League (Nasdaq: SLE) is a leading creator and publisher of content experiences and media solutions across the world’s largest immersive platforms. From open gaming powerhouses such as Roblox, Minecraft and Fortnite Creative, to bespoke worlds built using the most advanced 3D creation tools, Super League’s innovative solutions provide incomparable access to massive audiences who gather in immersive digital spaces to socialize, play, explore, collaborate, shop, learn and create. As a true end-to-end activation partner for dozens of global brands, Super League offers a complete range of development, distribution, monetization and optimization capabilities designed to engage users through dynamic, energized programs. As an originator of new experiences fueled by a network of top developers, a comprehensive set of proprietary creator tools and a future-forward team of creative professionals, Super League accelerates IP and audience success within the fastest growing sector of the media industry. For more, go to superleague.com.

About GamerSafer

Founded in Silicon Valley in 2019 by two Brazilian entrepreneurs, GamerSafer is a VC-backed startup scaling positive and fair play experiences to millions of players worldwide. Their safety tech suite helps online games, Esports platforms and online communities defeat crimes, fraud, and toxicity - a $15B problem for the industry. The solution operates across platforms, verifying and authenticating players in less than one second using computer vision and AI technologies. By consolidating information from independent customer silos, GamerSafer offers a comprehensive cross-network safety and security (similar to a credit bureau). Minecraft was the first major game ecosystem using the technology and the company also found substantial traction within Esports and thousands of Discord online communities. Currently, GamerSafer products protect more than 15M players in 85 countries.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions, including statements related to the Company and Melon and our acquisition of Melon’s assets that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of our acquisition of Melon and its assets, our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, risks related to our ability to successfully integrate Melon’s operations; our ability to implement its plans, forecasts and other expectations with respect to Melon’s business; our ability to realize the anticipated benefits of the acquisition of Melon, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; disruption from the acquisition of Melon making it more difficult to maintain business and operational relationships; the outcome of any legal proceedings related to the transaction or otherwise; the negative effects of the announcement or the consummation of the acquisition of Melon on the market price of our common stock or on our operating results; significant transaction costs; unknown liabilities; attracting new customers and maintaining and expanding our existing customer base, our ability to scale and update our platform to respond to customers’ needs and rapid technological change, increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings that we make from time to time with the Securities and Exchange Commission (‘SEC’) which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Investor Relations Contact:
Shannon Devine/ Mark Schwalenberg
MZ North America
Main: 203-741-8811
SLE@mzgroup.us

Media Contact
Gillian Sheldon
gillian.sheldon@superleague.com